UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2020

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-51759

Delaware	81-0553291
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7500 Pecue Lane

Baton Rouge, LA 70809

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	HEES	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement

Notes Offering

On December 14, 2020, the Company completed its previously announced notes offering (the “Notes Offering”) of $1,250 million aggregate principal amount of 3.875% senior notes due 2028 (the “Notes”).  The Notes were sold in a private placement pursuant to a purchase agreement, dated November 30, 2020, by and among the Company, certain subsidiary guarantors and BofA Securities, Inc. (the “Initial Purchaser”).  The Notes were resold by the Initial Purchaser to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons pursuant to Regulation S of the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Indenture

The Notes have been issued under an indenture, dated as of December 14, 2020, by and among the Company, the subsidiary guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). The Notes will mature on December 15, 2028 and will accrue interest at the rate of 3.875% per year. Interest on the Notes will be payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 2021. The Company may redeem some or all of the Notes at any time prior to December 15, 2023 by paying a “make-whole” premium, plus accrued and unpaid interest, if any, to the date of redemption. At any time prior to December 15, 2023, the Company may use the net proceeds of certain equity offerings to redeem up to 40% of the principal amount of the Notes at a redemption price equal to 103.875% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date; provided that at least 60% of the aggregate principal amount of such Notes originally issued remains outstanding immediately following such redemption and such redemption occurs within 90 days of such equity offering.  Subsequent to December 15, 2023, the Notes may be redeemed pursuant to a declining schedule of redemption prices set forth in the Indenture.

The Notes are senior unsecured obligations of the Company and will rank equally in right of payment to all of the Company’s existing and future senior indebtedness and will rank senior to any of the Company’s subordinated indebtedness. The Notes will be unconditionally guaranteed on a senior unsecured basis by all of the Company’s current and future significant domestic subsidiaries (the “Guarantors”). In addition, the Notes will be effectively subordinated to all of the Company’s and the guarantors’ existing and future secured indebtedness, including the Company’s existing senior secured credit facility, to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all of the liabilities and preferred stock of any of the Company’s subsidiaries that do not guarantee the Notes.

The Indenture contains covenants that limit the ability of the Company and the ability of its restricted subsidiaries to, among other things: incur additional debt; pay dividends and make distributions; make investments; repurchase stock; create liens; enter into transactions with affiliates; merge or consolidate; and transfer and sell assets. Certain of these covenants will cease to apply to the Notes for so long as the Notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC. If an event of default, as specified in the Indenture, shall occur and be continuing, either the trustee or the holders of a specified percentage of the Notes may accelerate the maturity of all the Notes. The covenants, events of default and acceleration rights described in this paragraph are subject to important exceptions and qualifications, which are described in the Indenture filed herewith.

If the Company experiences a Change of Control (as defined in the Indenture), the holders of the Notes will have the right to require the Company to repurchase their Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.  Furthermore, if the Company sells assets, the Company may be required to repurchase the Notes at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

The description set forth above of certain of the terms of the Indenture does not purport to be complete and is qualified in its entirety by the full text of the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Use of Proceeds, Tender Offer and Redemption

On December 14, 2020, the Company used a portion of the proceeds from the Notes Offering to repurchase approximately $553.6 million aggregate principal amount of its existing 5.6250% Senior Notes due 2025 (the “Old Notes”) that were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on December 11, 2020 (the “Expiration Time”) of the Company’s previously announced tender offer (the “Tender Offer”). Those who tendered their Old Notes prior to the Expiration Time received $1,043.75 for each $1,000 principal amount of Old Notes tendered.

On December 16, 2020, following its repurchase of the Old Notes in settlement of the Tender Offer, the Company issued an irrevocable instruction to redeem all remaining Old Notes that were not validly tendered in the Tender Offer (the “Redemption”). The Redemption provides that the remaining Old Notes will be redeemed at a redemption price equal to 104.2188% of the aggregate principal amount of the Old Notes to be redeemed, plus accrued and unpaid interest on the Old Notes to the redemption date, on December 30, 2020. The Company will use a portion of the proceeds from the Notes Offering to pay for the redemption of the Old Notes. Also on December 16, 2020, the Company, pursuant to irrevocable instructions provided to the Trustee, satisfied and discharged its obligations under the indenture governing the Old Notes.

The Company expects to use the remaining portion of the net proceeds from the sale of the Notes to pay fees and expenses incurred in connection with the foregoing and for general corporate purposes.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 3.03    Material Modifications to Rights of Security Holders

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.03.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of the federal securities laws.  Statements that are not historical facts, including statements about our beliefs and expectations are forward-looking statements.  Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to factors discussed in our public filings, including the risk factors included in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date hereof.

Item 8.01    Other Events

On December 16, 2020, the Company issued a press release announcing the closing of the Notes Offering, the settlement of the Tender Offer and the Redemption with respect to the outstanding Old Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit 4.1

Indenture, dated December 14, 2020, by and among H&E Equipment Services, Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A, as Trustee, relating to the 3.875% Senior Notes due 2028.

Exhibit 99.1	Press Release, dated December 16, 2020.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

Date: December 16, 2020	By:	/s/ Leslie S. Magee
Leslie S. Magee
Chief Financial Officer